Exhibit 99

MASCO CORPORATION REPORTS SECOND QUARTER 2026 RESULTS

Highlights
•Net sales decreased 3 percent to $1,992 million
•Operating profit margin was 23.6 percent; adjusted operating profit margin was 24.2 percent
•Earnings per share were $1.60; adjusted earnings per share grew 26 percent to $1.64 per share
•Returned $454 million to shareholders through dividends and share repurchases
•Expect 2026 earnings per share in the range of $4.21 - $4.41 per share, and on an adjusted basis, $4.40 - $4.60 per share

LIVONIA, Mich. (July 29, 2026) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its second quarter 2026 results.

2026 Second Quarter Results
•On a reported basis, compared to the second quarter 2025:
•Net sales decreased 3 percent to $1,992 million; currency had a minimal impact
◦Plumbing Products’ net sales decreased 3 percent
◦Decorative Architectural Products’ net sales decreased 4 percent
◦In local currency, North American sales decreased 5 percent and International sales increased 4 percent
•Gross margin increased 600 basis points to 43.6 percent from 37.6 percent
•Operating profit increased 14 percent to $470 million from $412 million
•Operating margin increased 350 basis points to 23.6 percent from 20.1 percent
•Net income per common share increased 25 percent to $1.60, compared to $1.28
•Compared to the second quarter 2025, results for key financial measures, as adjusted for certain items (see Exhibit A) and applying a normalized tax rate of 24.5 percent, were as follows:
•Gross margin increased 610 basis points to 43.8 percent from 37.7 percent
•Operating profit increased 17 percent to $482 million from $413 million
•Operating margin increased 410 basis points to 24.2 percent from 20.1 percent
•Net income per common share increased 26 percent to $1.64, compared to $1.30
•Liquidity at the end of the second quarter was $1,548 million (including availability under our revolving credit facility)
“We have executed well in the first half of the year,” said Masco’s President and CEO, Jon Nudi. “While the macroeconomic and geopolitical environments remain volatile, our teams remained focused on leveraging our industry leading brands, expanding our commercial capabilities and enhancing operational excellence to deliver strong year to date results. Second quarter sales results reflect a challenging comparison to the prior year as well as targeted strategic investments to support growth. In the quarter we also recognized a net benefit of approximately $95 million from IEEPA tariff refunds, which helped to drive adjusted operating profit growth of 17% and adjusted earnings per share growth of 26%. We also returned $454 million to shareholders through dividends and share repurchases, reflecting our continued commitment to a disciplined capital allocation strategy.”

“While our underlying performance remains largely in line with our prior outlook, the anticipated full year net benefit from IEEPA tariff refunds of approximately $85 million has led us to increase our 2026 adjusted earnings per share guidance. We now expect adjusted earnings per share to be in the range of $4.40 to $4.60, compared to our previous guidance range of $4.10 to $4.30 per share,” continued Nudi. “Looking ahead, I am confident in our ability to navigate this dynamic market environment and execute our strategy to deliver above-market growth and continue creating long-term shareholder value.”

About Masco
Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry leading brands includes Behr® paint; Delta® and hansgrohe® faucets, bath and shower fixtures; Liberty® branded decorative and functional hardware; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.
The 2026 second quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details
A conference call regarding items contained in this release is scheduled for Wednesday, July 29, 2026 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing 800-715-9871 or 646-307-1963. Please use the conference identification number 3880732.
The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.
A replay of the call will be available on Masco’s website or by phone by dialing 800-770-2030 or 609-800-9909. Please use the playback passcode 3880732#. The telephone replay will be available approximately two hours after the end of the call and remain available until August 28, 2026.

Safe Harbor Statement
This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.
Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands, to develop innovative products and respond to changing consumer purchasing practices and preferences, our ability to maintain our public image and reputation, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials, our dependence on suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, the impact on demand, pricing and product costs resulting from tariffs, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have acquired and may in the future acquire, our ability to attract, develop and retain a talented workforce, risks associated with cybersecurity vulnerabilities, threats and attacks and risks associated with our reliance on information systems and technology. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This release contains both U.S. generally accepted accounted principles (“GAAP”) and certain non-GAAP financial measures. Reconciliations of these non‑GAAP measures to the most directly comparable GAAP measures are included in the accompanying financial tables.
We believe that certain non-GAAP financial measures used in managing the business may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. These non-GAAP financial measures should be considered in addition to, and not as an alternative for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Investor Contact
Renee Benedict
Vice President, Investor Relations and Corporate FP&A
313.792.5500
MascoInvestorRelations@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Six Months Ended June 30, 2026 and 2025
(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$1,992	$2,051	$3,910	$3,852
Cost of sales	1,124	1,278	2,356	2,435
Gross profit	868	772	1,553	1,416

Selling, general and administrative expenses	397	361	766	719
Operating profit	470	412	787	698

Other income (expense), net:
Interest expense	(28)	(26)	(54)	(52)
Other, net	(2)	(7)	(2)	(14)
	(30)	(33)	(55)	(66)
Income before income taxes	440	378	731	632

Income tax expense	107	95	170	150
Net income	333	283	561	482

Less: Net income attributable to noncontrolling interest	15	13	30	25
Net income attributable to Masco Corporation	$318	$270	$531	$456

Income per common share attributable to Masco Corporation (diluted):
Net income	$1.60	$1.28	$2.64	$2.15

Average diluted common shares outstanding	199	211	201	212

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2026 and 2025
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,992	$2,051	$3,910	$3,852

Gross profit, as reported	$868	$772	$1,553	$1,416
Rationalization charges	5	1	9	3
Gross profit, as adjusted	$872	$774	$1,563	$1,419

Gross margin, as reported	43.6%	37.6%	39.7%	36.8%
Gross margin, as adjusted	43.8%	37.7%	40.0%	36.8%

Selling, general and administrative expenses, as reported	$397	$361	$766	$719
Rationalization charges	7	1	11	1
Selling, general and administrative expenses, as adjusted	$390	$360	$756	$718

Selling, general and administrative expenses as a percent of net sales, as reported	19.9%	17.6%	19.6%	18.7%
Selling, general and administrative expenses as a percent of net sales, as adjusted	19.6%	17.6%	19.3%	18.6%

Operating profit, as reported	$470	$412	$787	$698
Rationalization charges	12	2	20	4
Operating profit, as adjusted	$482	$413	$807	$701

Operating margin, as reported	23.6%	20.1%	20.1%	18.1%
Operating margin, as adjusted	24.2%	20.1%	20.6%	18.2%

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2026 and 2025
(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Income Per Common Share Reconciliations

Income before income taxes, as reported	$440	$378	$731	$632
Rationalization charges	12	2	20	4
Realized losses from private equity funds, net	—	—	—	5
Income before income taxes, as adjusted	452	380	751	640
Tax at 24.5% rate	(111)	(93)	(184)	(157)
Less: Net income attributable to noncontrolling interest	15	13	30	25
Net income, as adjusted	$326	$274	$537	$458

Net income per common share, as adjusted	$1.64	$1.30	$2.67	$2.16

Average diluted common shares outstanding	199	211	201	212

Outlook for the Year Ended December 31, 2026

	Year Ended December 31, 2026
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$4.21	$4.41
Rationalization charges	0.19	0.19
Net income per common share, as adjusted	$4.40	$4.60

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
June 30, 2026 and December 31, 2025
(dollars in millions)

	June 30, 2026	December 31, 2025
Balance Sheet
Assets
Current assets:
Cash and cash investments	$548	$647
Receivables	1,342	1,028
Inventories	1,060	1,046
Prepaid expenses and other	119	119
Total current assets	3,069	2,840

Property and equipment, net	1,191	1,195
Goodwill	618	623
Other intangible assets, net	194	205
Operating lease right-of-use assets	253	233
Other assets	77	105
Total assets	$5,401	$5,201

Liabilities
Current liabilities:
Accounts payable	$890	$810
Notes payable	2	2
Accrued liabilities	754	761
Total current liabilities	1,646	1,573

Long-term debt	3,245	2,945
Noncurrent operating lease liabilities	246	221
Other liabilities	383	387
Total liabilities	5,519	5,125

Equity	(118)	76
Total liabilities and equity	$5,401	$5,201

	As of June 30,
	2026	2025
Other Financial Data
Working capital days
Receivable days	56	55
Inventory days	85	87
Payable days	69	68
Working capital	$1,512	$1,544
Working capital as a % of sales (LTM)	19.8%	20.1%

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Six Months Ended June 30, 2026 and 2025

(dollars in millions)

	Six Months Ended June 30,
	2026	2025
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$705	$606
Working capital changes	(288)	(459)
Net cash from operating activities	417	148

Cash Flows From (For) Financing Activities:
Purchase of common stock	(592)	(231)
Excise tax paid on the purchase of common stock	(5)	(6)
Cash dividends paid	(129)	(132)
Dividends paid to noncontrolling interest	(13)	(15)
Proceeds from revolving credit borrowings, net	—	46
Proceeds from term loan	300	—
Proceeds from the exercise of stock options	23	2
Employee withholding taxes paid on stock-based compensation	(14)	(8)
Payment of debt	(1)	(1)
Debt financing costs	(3)	—
Net cash for financing activities	(433)	(344)

Cash Flows From (For) Investing Activities:
Capital expenditures	(77)	(68)
Other, net	(1)	(1)
Net cash for investing activities	(78)	(70)

Effect of exchange rate changes on cash and cash investments	(6)	22

Cash and Cash Investments:
Decrease for the period	(100)	(243)
At January 1	647	634
At June 30	$548	$390

	As of June 30,
	2026	2025
Liquidity
Cash and cash investments	$548	$390
Revolver availability	1,000	954
Total Liquidity	$1,548	$1,344

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Six Months Ended June 30, 2026 and 2025
(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Plumbing Products
Net sales	$1,337	$1,372	(3)%	$2,700	$2,618	3%
Operating profit, as reported	$352	$285		$595	$509
Operating margin, as reported	26.3%	20.8%		22.0%	19.4%
Rationalization charges	9	2		16	4
Operating profit, as adjusted	361	286		611	513
Operating margin, as adjusted	27.0%	20.8%		22.6%	19.6%
Depreciation and amortization	30	27		59	54
EBITDA, as adjusted	$391	$314		$670	$566

Decorative Architectural Products
Net sales	$655	$679	(4)%	$1,209	$1,234	(2)%
Operating profit, as reported	$147	$147		$251	$236
Operating margin, as reported	22.4%	21.6%		20.8%	19.1%
Rationalization charges	1	—		2	—
Accelerated depreciation related to rationalization activity	—	—		1	—
Operating profit, as adjusted	148	147		254	236
Operating margin, as adjusted	22.6%	21.6%		21.0%	19.1%
Depreciation and amortization	7	7		13	13
EBITDA, as adjusted	$155	$154		$267	$249

Total
Net sales	$1,992	$2,051	(3)%	$3,910	$3,852	2%
Operating profit, as reported - segment	$499	$432		$847	$745
General corporate expense, net	(29)	(20)		(60)	(47)
Operating profit, as reported	470	412		787	698
Operating margin, as reported	23.6%	20.1%		20.1%	18.1%
Rationalization charges - segment	10	2		17	4
Rationalization charges - other	2	—		2	—
Accelerated depreciation related to rationalization activity - segment	—	—		1	—
Operating profit, as adjusted	482	413		807	701
Operating margin, as adjusted	24.2%	20.1%		20.6%	18.2%
Depreciation and amortization - segment	37	34		72	67
Depreciation and amortization - other	1	2		2	4
EBITDA, as adjusted	$520	$449		$881	$772

Historical information is available on our website.
Amounts may not add due to rounding.